EXHIBIT 99.1

American Resources Corporation Reports Third Quarter 2024 Financial Results and Provides Business Outlook

The first domestic, commercial producer of separated and high-purity REEs from ores and recycled permanent magnets and high-purity battery elements from ores, concentrated brines and recycled feedstocks

Company’s patented chromatographic separation and purification process leading the world in efficient, environmentally-safe critical mineral refining

Company is rapidly adding strategic partners to synthesize a robust critical mineral supply chain

Company continues execution on subsidiary spin-offs; announces record date for ReElement spin-off

Company to host update conference call today at 4:30 PM ET

November 14, 2024 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 14, 2024 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the modern infrastructure and electrification sectors, today announced financial results for the third quarter of 2024. The Company will host a conference call and webcast, today, November 14, 2024, at 4:30 PM ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “We continue to experience significant progress in establishing our strategic positioning across our target markets. Our focus remains on preparing each business for growth as a separate, standalone entity, aligning with our Strategic Committee’s plan to unlock the full value of American Resources. Key steps in this strategy include securing growth capital to scale operations and building world-class teams for each division. Our recent announcement regarding ReElement’s record date and capital raise reinforces our commitment to these objectives, and further advances our path to growth and value creation and we continue to bolster our teams with best-in-class talent to execute on our mission.”

“ReElement Technologies continues to position its breakthrough technology as a world-leading solution for efficient critical mineral refining and continues to be the highest value denominator of our business. Leveraging decades of research, development, and commercialization across various industries, we can produce ultra-pure critical minerals at competitive costs with high throughput. Our multi-mineral, multi-feedstock platform technology is not only environmentally safe but also flexible and modularly scalable, allowing us to deploy refining capacity worldwide, bridging upstream mining and recycling with downstream manufacturing. As we execute our strategy, it’s clear that our solution stands apart, providing unparalleled value for strategic and financial partners while enhancing both energy transition and national security initiatives. Currently, we are producing both ultra-pure rare earth elements and critical battery minerals at our Customer Qualification Plant in Noblesville, Indiana - a unique achievement globally. Moreover, we’ve accomplished this using our own capital, with a vision to catalyze a robust critical mineral supply chain independent of China.”

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"We recently rebranded American Carbon as American Infrastructure Corporation to better represent a more diversified resource portfolio aimed at supporting global infrastructure markets, such as our recent acquisition in the iron ore space. Growth capital for American Infrastructure is largely supported by the closing of our previously announced $45 million tax-exempt bond offering for Wyoming County Coal (WCC). Additionally, we recently secured a lease for our McCoy Elkhorn complex with a proven operator, positioning it for near-term production. Both WCC and McCoy Elkhorn are premium facilities capable of producing high-quality mid-vol and high-vol carbon for the global steel industry. Through American Infrastructure’s growth, we’ve consolidated valuable assets focused on high-margin, high-value products, making it strategically positioned as one of the last U.S.-based platforms for metallurgical carbon growth."

"We are actively positioning American Metals as a key aggregator and processor of recycled feedstocks. American Metals is uniquely situated to leverage ReElement’s advanced refining capabilities, handling the preprocessing of end-of-life and off-spec batteries and magnets, which will also enhance ReElement’s long-term margin profile. Through its affiliation with ReElement, American Metals has gained expertise in optimal and efficient processing methods to produce feedstock that can be refined back into ultra-pure critical minerals, while our partnership with LOHUM Cleantech, India’s leading battery recycling and reuse company, further strengthens our market position. Additionally, we are making steady progress on our merger with AI Transportation Acquisition Corp., having received and prepared responses to comments from the SEC on our S-4 registration statement."

“As we continue to execute on our strategic plan, American Resource will continue to evolve by leveraging the unique capabilities and positioning of our current operating company’s assets to diversify into other critical mineral and infrastructure resources to support energy transition and national security.”

Key Division Highlights

The Company continues to aggressively drive innovative, efficient and solution-based steps to strengthen its position within its respective end-markets while strategically evolving to enhance shareholder value. Recent divisional milestones include:

ReElement Technologies

•	Established a partnership with IRIS Metals, a lithium exploration and production company with hard rock lithium assets located in South Dakota, to develop domestic production of battery-grade lithium.

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•	Established a partnership with Vulcan Elements, a manufacturer of neodymium-iron-boron permanent magnets in the U.S., to develop a fully domestic and sustainable rare earth magnet supply chain.

•	Commenced daily production of purified rare earth elements to include both light (Nd, Pr) and heavy (Dy, Tb) rare earths to 99.5%+ purity, while also integrating process automation to further increase capacity and efficiencies.

•	Promoted Dr. Yi Ding, Ph.D. to Chief Technology Officer. As Director of R&D, Dr. Ding helped commercialize the Company’s multi-mineral, multi-feedstock platform technology.

•	Signed a Joint Employment Training Program Agreement with Ivy Tech Community College of Indiana focusing on technical training and apprenticeship programs for ReElement clean tech, critical mineral refining platform.

•	Received Military Critical Technical Data Agreement approval and certified under the United States / Canada Joint Certification Program.

•	Demonstrated its breakthrough technology in the separation and purification of rare earth ores to produce separated and purified rare earth elements at magnet grade (99.5%+). The demonstration process was conducted from an ore concentrate provided by a partner to showcase the Company’s ability to extract, separate and purify the high-value elements in the ore body that can supply the rare earth magnet supply chain.

•	Entered into a partnership with UK-based Jupiter Lithium Ltd to develop Nigeria's first large-scale lithium deposit spanning 442 square kilometers of high-quality, lithium-rich terrain and poised to become a transformative project for Nigeria.

•	Successfully separated and purified lithium from feedstocks derived from lithium brine sources and has expanded its Powered by ReElement service offering to include integration into direct lithium extraction flow sheets.

•	Announced that it has been accepted as a member of the Defense Industrial Base Consortium to help address defense supply chain issues.

•	Established its asset-light, collaborative platform branded, Powered by ReElement, to focus on inline partnerships with other critical and rare earth mineral processors, recyclers or refiners that need to optimize certain components, or the entire separation and purification process within their solvent-based and/or hydrometallurgical process.

•	Successfully executed and closed a Bond Purchase Agreement with Hilltop Securities Inc. for $150,000,000 principal amount of Kentucky Industrial Building Revenue Bonds, Series 2024, for the Company’s Kentucky Lithium LLC (“KYL”) complex which will be used for the development and operation commissioning of the United States’ first-of-its-kind critical mineral refining facility.

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American Metals

•	Established a partnership with LOHUM Cleantech Ltd., India’s leading battery recycling and reuse company, to develop a joint venture, along with ReElement Technologies, to develop the United States’ first fully integrated battery recycling, repurposing and material refining entity.

American Infrastructure

•	Signed a lease for its McCoy Elkhorn mining complex, located in Pike County, Kentucky, with the goal of restarting operations this year, reducing operating risk and receiving a top line royalty stream from the complex.

•	Announced updated results of its rare earth element deposits at its Wyoming County Coal project in West Virginia with over 550 ppm as verified from an independent third-party laboratory. The ongoing project development is being funded by the Company’s previously announced $45 million tax exempt bond.

•	Acquired a 51% ownership interest in a Jamaica-based, diversified mineral asset with a focus on iron ore, titanium and vanadium to further establishes American Carbon’s foothold in the steelmaking supply chain.

Corporate

•	Announced a special dividend of shares in its wholly owned subsidiary, ReElement Technologies Corporation. The special dividend will be distributed on or about February 15, 2025 to shareholders of record as of December 31, 2024.

•	Distributed 25% of its ownership interest in American Infrastructure Corporation on the previously announced distribution date of August 9, 2024 to its underlying shareholders of record as of May 27, 2024; continuing to execute on it strategic plan to separate certain assets into standalone entities to unlock value.

Mr. Jensen continued, “Looking forward as we approach 2025, our belief in and the excitement over the opportunities we have in front of us continues to reach an all-time high.  Our goal is to successfully spin-off ReElement Technologies and the majority of American Infrastructure with the appropriate value, capital structures and teams to execute as standalone businesses, and we feel confident we will accomplish that goal.”

“The opportunity for ReElement Technologies continues to rapidly manifest as the world searches for more efficient critical mineral supply chain solutions. The unique attributes of our technology puts us in a lead position to successfully deploy meaningful critical mineral refining capacity outside of China. It has always been our approach that utilizing the similar, solvent-based separation and purification technologies, as used in China, will be a challenge for most of the world, and we are starting to see leaders in the supply chain migrate towards us for efficient solutions. As such, we believe we stand alone in our ability to produce ultra-pure products at large scale, and in an environmentally-safe and cost competitive process. This has enabled us to continue our focus on customer qualifications across multiple products and supply chains, procure quality feedstocks from around the world to feed our large-scale projects, secure offtake agreements with both planned magnet, cathode / battery manufacturers and advance the design, engineering and development of our planned large-scale, commercial facilities in Marion, Indiana and Knott County, Kentucky. Our rapid execution of this tremendous growth opportunity is evidenced by the technical expertise at our Noblesville, Indiana Commercial Qualification Plant, the acquisition of our Marion super-site, the procurement of approximately $45 million in tax incentives from the municipality of Marion, and the successful execution of a bond purchase agreement for $150 million of Kentucky Industrial Building Revenue Bonds for our first-of-its-kind Kentucky Lithium refinery, to name a few. Our focus and approach are to capitalize the development and growth of our Marion Advanced Technology Center in a similar, non-dilutive manner, and we continue to work through that process. Additionally, our international growth plans are substantial to support a massive shift in global trade and manufacturing. ReElement sits in a very opportunistic position at the intersection of energy transition and national security and we remain steadfast on executing in a calculated and expedited manner to build substantial value for our Company, shareholders and stakeholders alike.”

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Expected Near-Term Catalysts

•	Additional ReElement Technologies upstream and downstream partnerships to bolster feedstocks of end-of-life products, manufacturing scrap and ores for critical and REEs and offtake customers of sustainable and domestic sources of high-purity battery and magnet materials.

•	Closing of ReElement Technology’s private funding round.

•	Continue to scale critical mineral refining capacity at its next two large-scale facilities in Marion, Indiana and Knott County, Kentucky and through co-located facilities with supply chain partners.

•	Broader international expansion of ReElement Technologies’ world-leading critical mineral platform for both critical mineral-based ores and recycling partnerships.

•	Continue to add best-in-class talent to drive the execution of each division.

•	Monetization of American Carbon through its spin-off, increase in carbon production to meet market demand, leases, joint ventures and/or divestitures.

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Thursday, November 14, 2024 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing 877-407-4019 and referencing American Resources Corporation’s Third Quarter 2024 Conference Call, or by the webcast link: here.

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Preliminary Financial Results for Third Quarter 2024

For the third quarter of 2024, American Resources reported a net loss of $9.8 million or a loss of $0.13 per share, as compared with a net loss of $274,167 or $0.00 per share in the same period of the prior year. The Company realized an adjusted EBITDA loss of $6.9 million for the third quarter of 2024, as compared with adjusted EBITDA of $1.27 million for the third quarter of 2023.

Preliminary Third Quarter 2024 Summary

Total revenues were $235,443, compared to total revenues of $5.81 million during the third quarter of 2023.  General and administrative expenses for the third quarter of 2024 were $4.37 million compared to $1.72 million in the prior year period. American Resources incurred interest expense of $1.22 million during the third quarter of 2024 compared to $521,439 during the third quarter of 2023. Development costs during the quarter were $78,809 compared to $1.2 million during the second quarter of 2024 and better positions the Company within the markets in which it serves.

The Company did not incur any income tax expense in the third quarter of 2024 as it reported a net loss for the period.

AMERICAN RESOURCES CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue
Coal sales	$-	$5,721,840	$-	$16,120,841
Metal recovery and sales	154,055	5,722	187,502	60,147
Royalty income	81,388	80,963	146,055	496,682
Total revenue	235,443	5,808,525	333,557	16,677,670

Operating expenses (income)
Cost of coal sales and processing	1,784,863	(98,310)	2,982,638	6,459,269
Accretion	248,295	248,289	744,877	744,873
Depreciation	361,874	582,201	1,431,433	1,777,244
Amortization of mining rights	302,103	311,685	925,473	935,055
General and administrative	4,365,822	1,719,751	8,068,922	4,669,189
Professional fees	682,523	359,411	1,823,915	999,143
Production taxes and royalties	876,503	1,126,719	1,323,596	2,720,402
Development	78,809	1,801,612	2,996,853	10,582,150
Gain on sale of equipment	-	(575,000)	(400,000)	(1,625,000)
Total operating expenses	8,700,792	5,476,358	19,897,707	27,262,325

Net loss from operations	(8,465,349)	332,167	(19,564,150)	(10,584,655)

Other income (expense)
Earnings from equity method investees	(164,845)	(237,726)	(396,205)	39,640
Other income and (expense)	(32,101)	150,000	140,904	503,000
Interest income	71,767	2,831	110,916	21,595
Interest expense	(1,217,719)	(521,439)	(2,109,896)	(1,588,486)
Total other income (expenses)	(1,342,898)	(606,334)	(2,254,281)	(1,024,251)

Net loss	(9,808,247)	(274,167)	(21,818,431)	(11,608,906)
Less: Non-controlling interest	15,465	95,710	80,888	(79,945)
Net loss attributable to AREC shareholders	$(9,792,782)	$(178,457)	$(21,737,543)	$(11,688,851)

Net loss per share - basic and diluted	(0.13)	(0.00)	(0.28)	(0.15)

Weighted average shares outstanding - basic and diluted	77,400,289	76,245,984	77,400,289	76,245,984

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AMERICAN RESOURCES CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,	September 30,
	2024	2023	2023
Assets
Current assets:
Cash and cash equivalents	$840,330	$1,600,253	$246,122
Short-term investments	151,326	1,347,907	703,593
Interest receivables	85,991	-	-
Receivables	-	-	4,390,826
Inventories	2,029,812	54,000	2,166,526
Prepaid expenses and other current assets	1,866,001	1,867,652	1,917,642
Total current assets	4,973,460	4,869,812	9,424,709

Non-current assets:
Restricted cash	165,311,402	33,774,385	43,150,507
Property and Equipment, net	17,489,780	20,235,124	18,159,421
Right-of-use assets, net	22,095,710	886,621	665,346
Investment in other entities - Related Parties	1,719,308	3,477,300	4,079,636
Notes Receivable, net	280,000	379,022	379,022
Total Assets	$211,869,660	$63,622,264	$75,858,641
Liabilities and Deficit
Current liabilities:
Trade payables	$5,039,002	$6,641,125	$4,292,562
Non-trade payables	2,653,638	2,661,099	2,815,086
Accounts payable - related party	4,674,392	2,355,696	2,544,796
Accrued interest	514,844	468,134	126,815
Other current liabilities	147,055	100,000	200,000
Current portion of long term debt	804,656	804,656	804,656
Operating lease liabilities	677,945	88,794	60,545
Finance lease - related party, current	1,437,985	-	-
Other financing obligations, current	7,620,971	7,392,741	19,246,736
Total current liabilities	23,570,488	20,512,245	30,091,196

Non-current liabilities:
Remediation liability	22,033,677	21,288,799	21,040,507
Bond payable, net	193,337,587	43,535,159	43,509,757
Convertible promissory note - related party	894,172	-	-
Other financing obligations, net of current portion	4,405,239	10,099,795	-
Finance lease - related party, non-current	18,528,012	-	-
Operating lease liabilities, non-current	2,180,081	849,463	655,562
Total liabilities	264,949,256	96,285,461	95,297,022

Commitments and contingencies (Note 8)
Stockholders' deficit:
Common stock, $0.0001 par value; 230,000,000 shares authorized, 77,400,289 and 76,247,370 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	7,742	7,627	7,627
Additional paid-in capital	182,761,566	181,278,761	180,202,880
Accumulated deficit	(234,294,164)	(212,475,733)	(198,452,536)
Total stockholders' equity	(51,524,856)	(31,189,345)	(18,242,029)
Non-controlling interest	(1,554,740)	(1,473,852)	(1,196,352)
Total deficit	(53,079,596)	(32,663,197)	(19,438,381)
Total liabilities and stockholders' deficit	$211,869,660	$63,622,264	$75,858,641

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AMERICAN RESOURCES CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended
	September 30,
	2024	2023
Cash Flows from Operating activities:
Net loss	$(21,899,319)	$(11,608,907)
Adjustments to reconcile net income (loss) to net cash
Depreciation expense	1,431,433	1,777,244
Amortization of mining rights	925,473	935,055
Accretion expense	744,878	744,871
Amortization of right-to-use assets	(4,445,253)	76,205
Accretion of right-to-use assets	3,202,161
Amortization of issuance costs and debt discount	83,225	25,402
Investment in other entities - Related Parties, net	396,204	(39,640)
Gain on sale of equipment	(400,000)	(1,625,000)
Noncash stock based compensation expense	2,511,894	2,316,769
Issuance of common shares for services	143,575	-
Unrealized gain on short-term investments	4,973

Change in current assets and liabilities:
Receivables	-	(3,730,070)
Inventories	(1,975,812)	(1,719,836)
Prepaid expenses and other current assets	1,651	(1,131,065)
Accounts payable	(1,609,584)	(332,838)
Accrued interest	46,710	19,930
Accounts payable related party	2,318,696	(1,750,436)
Operating leases liabilities	1,919,769	(74,325)
Other Liabilities	47,055	200,000
Cash used in operating activities	(16,552,271)	(15,916,641)

Cash Flows from Investing activities:
Purchase of property and equipment	388,438	(283,790)
Proceeds from sale of equipment	400,000	1,625,000
Cash invested in note receivable	99,022	-
Proceeds from short-term investments, net	1,191,608	(703,593)
Non-cash income from notes receivable	(85,991)	-
Cash (used in) provided by investing activities	1,993,077	637,617

Cash Flows from Financing activities:
Cash received from warrant conversions	32,339	-
Proceeds from convertible promissory note - related party	894,172	-
Repayment on long term debt	-	(1,112,850)
Proceeds from the exercise of stock option	156,900	-
Proceeds from tax exempt bonds, net	149,719,203	43,484,355
Proceeds received from other financing obligation	95,592	7,637,639
Repayments of other financing obligation	(5,561,918)	(4,329,186)
Cash provided by (used in) financing activities	145,336,288	45,679,958

Increase (decrease) in cash	130,777,094	30,400,934
Cash and cash equivalents, including restricted cash, beginning of period	35,374,638	12,995,695
Cash and cash equivalents, including restricted cash, end of period	$166,151,732	$43,396,629

SUPPLEMENTAL CASH FLOW INFORMATION
Cashless exercise of warrants	$-	$-
Acquisition of financing lease	$15,892,497	$-
Dividend-in-kind of Novustera, Inc. common stock to shareholders	$1,361,788	$-

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Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA(1) to Amounts Reported Under U.S. GAAP

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023
Net Income	(9,808,247)	(274,167)

Interest & Other Expenses	1,217,719	2,831
Income Tax Expense	-	-
Accretion Expense	248,295	248,289
Depreciation	361,874	582,201
Amortization of Mining Rights	302,103	311,685
Non-Cash Stock, Warrant & Option Comp. Expense	748,641	395,052

Total Adjustments	2,878,632	1,540,058

Adjusted EBITDA	(6,929,615)	1,265,891

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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About ReElement Technologies Corporation

ReElement Technologies Corporation, a wholly owned subsidiary of American Resources Corporation (NASDAQ:AREC), is a leading provider of high-performance refining capacity for rare earth and critical battery elements. Its multi-mineral, multi-feedstock platform technology focuses on the refining of recycled material from rare earth permanent magnets and lithium-ion batteries, concentrated ores and brines, as well as coal-based waste streams and byproducts to create a cost effective and environmentally-safe, circular supply chain. ReElement has developed its innovative and scalable “Powered by ReElement” process which collaboratively utilizes its exclusively licensed intellectual property within its partners’ material processing flow sheets to more efficiently support the global supply chain’s growing demand for magnet and battery-grade products. For more information visit reelementtech.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements.  These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control.  The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(908) 824 – 0775

arec@jtcir.com

RedChip Companies Inc.

Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

317-855-9926 ext. 0

investor@americanresourcescorp.com

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